Exhibit 10.11

Distribution Agreement

This Agreement is made and entered into on March 1,2004 (hereinafter referred to as “Effective Date”), between Monolithic Power Systems. Inc. (hereinafter referred to as “MPS”), a corporation duly incorporated and registered under the laws of California, U.S.A., having its main office and place of business 983 University Avenue Building A, Las Gatos, CA 95032, U.S.A., and Asian Information Technology Inc. Ltd. (hereinafter referred to as “AIT”), a corporation duly incorporated and registered under the laws of Hong Kong, having its main office and place of business at Unit 1, 8F, Global Gateway (HK), No. 168, Yeung Uk Rd., Tsuen Wan, N.T., Hong Kong.

1.0	PURCHASE AND RESELL

1.1	MPS hereby agrees to sell to AIT, and AIT agrees to purchase and resell in the Territory set forth below, all products offered for sale by MPS (hereinafter referred to as “Products”).

1.2	AIT shall devote its sales effort to develop a market for the Products within the borders of Great China area (consisting of China, Taiwan and Hong Kong, hereinafter referred to as “Territory”). MPS reserves the right to market and sell the Products in the Territory.

1.3	MPS agrees to sell and AIT agrees to purchase the Products for resale, according to the terms of this Agreement and MPS’s the current Standard Terms and Conditions of Sale, at the prices set forth in MPS’s then-current Standard OEM Company Price List (hereinafter referred to as “Price List”) as such Price List may be modified from time to time.

2.0	SALES AND SERVICE

2.1	AIT agrees to maintain a qualified sales force and to use its best efforts to promote the sale of Products in the Territory. AIT shall prepare and forward all reports as may be reasonably requested by MPS, including but not limited to 4-month rolling sales forecasts and inventory report by product.

2.2	MPS shall have the right to audit inventory of AIT’s stock at reasonable intervals. AIT shall furnish all reasonable assistance as may be required to conduct such audit.

2.3	MPS shall conduct technical training of product to AIT’s employees, and shall provide AIT with sales aides, data sheets, application notes, and other materials specification to the Products, which AIT shall distribute to prospective customers.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

2.4	MPS may elect, in its sole discretion, to discontinue the manufacture and sale of any Products or to make engineering changes to the Products, at any time, without prior notice to AIT. MPS shall use reasonable efforts to provide AIT sixty (60) days prior written notice of all Product discontinuance and engineering changes that will affect form, fit or function of any Products in AIT’s inventory. MPS shall issue a last buy notice prior to product discontinuance, allowing AIT to place a last time order within sixty (60) days from notice for product delivery within six (6) months from notice.

3.0	TERM AND TERMINATION

3.1	This Agreement shall be effective on the Effective Date, following execution by all parties, and shall continue in full force and effect until terminated.

3.2	Each party may terminate this Agreement for convenience by providing three (3) months prior written notice to the other party.

3.3	This Agreement will automatically renew every one year after the Effective Date, unless either party provides written notice of non-renewal at least thirty (30) days prior to the end of such year.

4.0	PURCHASE ORDER AND DELIVERY

4.1	All purchase orders for Products placed by AIT are subject to the terms and conditions set forth in this Agreement, and MPS’s then-current Standard Warranty and Standard Terms and Conditions of Sale, and such warranty and terms may be modified from time to time. In the event of an inconsistency between any of the foregoing documents and the terms hereof, this Agreement shall prevail.

4.2	Order for Product shall be addressed to:

Monolithic Power Systems Inc.

983 University Ave. #A,

Los Gatos, CA 95032

U.S.A.

or such other location as may be specified by MPS.

4.3	No order from AIT is binding on MPS until MPS issues an official Sales Order to AIT for such order. Acceptance or rejection of order shall be determined and written notice be given within seven (7) business days following receipt of such order by MPS.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

4.4	Delivery of the Products purchased by AIT under this Agreement shall be made EX-Work MPS’s Los Gatos facility or other facility designated by MPS, and shipped to AIT at the following shipping address with a frequency of no more than once a week:

Asian Information Technology Inc., Ltd.

Unit1, 8F, Global Gateway (HK)

No. 168, Teung Uk Rd.,

Tsen Wan, N.T.

HongKong

5.0	ORDER CANCELLATION and RESCHEDULING

5.1	MPS will only accept the cancellation of an order in written form from AIT at least 45 days before the requested delivery date shown on the PO. Any cancellation less than 45 days ahead of the requested delivery date would not be accepted.

5.2	An order may only be rescheduled if the notice, in written form, has been received by MPS at least 2 weeks before the requested delivery date.

5.3	An order may only be rescheduled for a new delivery date within 2 months of the original delivery date.

5.4	An order may not be rescheduled more than 2 times per PO.

5.5	An order that has been rescheduled may not be cancelled.

6.0	RETURN POLICY

6.1	MPS won’t accept any product for return and replacement unless the product has a defect in violation of MPS’s then-current Standard Warranty or in accordance with section 6.2.

6.2	Stock Rotation: Every six months AIT may request return of over stocked Products. Such Products returns will be authorized provided that the Products listed in MPS’s current Products List are in the original unbroken package and carton quantity, and a restocking order for equal or greater value accompanies the request for return. Return of Products under this Section shall not exceed five percent (5%) of the monetary value of the Products purchased by AIT during the preceding six (6) month period.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

7.0	PRICE

7.1	Prices set forth in the Price List are subject to be changed, and MPS shall promptly notify AIT of any such changes.

7.2	The prices set forth in MPS’s acceptance of purchase order (“Order Acknowledgment”) are subject to be adjusted in the event of significant increases in the market price of raw materials, equipment and other production costs. In such event, MPS shall have the right and AIT has the obligation to renegotiate in good faith the price of the Products ordered but not yet shipped.

7.3	AIT is free to determine its resale price without restriction.

8.0	PAYMENT

8.1	AIT shall pay MPS for each order within 30 days after the end of the month in which MPS delivers the Products.

8.2	Currency of Payment shall be in United States Dollars.

9.0	WARRANTY

9.1	MPS warrants that all Products purchased and paid for by AIT shall comply with MPS’s then-current Standard Warranty.

9.2	AIT shall advise MPS promptly of any AIT’s customer’s claim under paragraph 9.1 and in all events such claim must be furnished to MPS in writing.

9.3	In case any of those claims are proved justifiable by MPS after inspection and test, MPS shall replace or repair such defective products at its own expense.

9.4	Except as herein above set forth in this article, MPS makes no other warranties, express or implied, with respect to the Products or the use or performance thereof, their marketability, quality, suitability or fitness for any particular use of purpose.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

9.5	In no event shall the liability of MPS under this Agreement exceed the payment MPS actually receives from AIT with respect to the specific lot of Products in question sold by MPS under this Agreement. In no event shall MPS be liable for any lost profits or business opportunities or any other indirect, incidental, consequential, special, or reliance damages arising out of or related to this Agreement, however caused and under any theory of liability, whether based in contract, tort (including negligence), product liability or otherwise.

10.0	PATENT

10.1	MPS shall defend any suit or proceeding brought against AIT so far as based on a claim that any Products furnished under this Agreement constitutes an infringement of any patent, if MPS is notified by AIT promptly in writing and MPS is given sole control and authority, and all information and assistance for the defense of same.

11.0	ARBITRATION

11.1	All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, shall be finally settled by arbitration in California, U.S.A., under the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

11.2	For any matter arising out of or related to this Agreement requiring adjudication by a court, both parties agree that the United States federal courts for the Northern District Court of California shall be the sole and exclusive venue, and both parties hereby consent to the jurisdiction of such courts. This Agreement shall be construed in accordance with the laws of California, U.S.A,

12.0	NOTICE

12.1	Any notice or communications required or permitted to be given under this Agreement shall be in writing, and shall be deemed sufficiently given if and when dispatched by registered or certified mail, postage prepaid, addressed to the address of the receiving party first set forth for the above. Either party may, by notice to the other, change its address for receiving such notices.

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com

ACCEPTED AND AGREED TO FOR:

Monolithic Power Systems Inc.	Asian Information Technology Inc. Ltd.
For and/or on behalf of
ASIAN INFORMATION TECHNOLOGY INC., LIMITED

/s/ Michael Hsing	/s/ Arthur Jao
By Michael Hsing	Authorized Signature(s)
President & CEO	By Arthur Jao
President

Date	Date

MPS, Inc

No. 938 University Ave., Bldg. A, Los Gatos, CA 95032, U.S.A.

Tel : 1-408-357-6600, Fax : 1-408-357-6601

www.monolithicpower.com